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                          BRIGGS & STRATTON CORPORATION

               FORM 10-Q for Quarterly Period Ended March 30, 2003

                                Exhibit No. 10.1

                            AMENDMENT TO KEY EMPLOYEE
                           SAVINGS AND INVESTMENT PLAN

      WHEREAS, the Board of Directors has established the Key Employee Savings and Investment Plan ("KESIP") to permit Board-elected officers and other designated key employees the opportunity to defer a portion of their regular compensation and total bonus payout that are not eligible for deferral under the Employee Savings and Investment Plan ("ESIP"), and

      WHEREAS, the Board desires to modify the KESIP to match employee contribution limits with those in the ESIP and to clarify the date on which distributions under the KESIP commence,

      RESOLVED, that sections 3.1(a) and 3.2(a) of the Key Employee Savings and Investment Plan are amended to replace "(not exceeding 16%)" with "(not exceeding 30%)".

      FURTHER RESOLVED, that the first sentence of section 6.1 of the Key Employee Savings and Investment Plan is amended to read: "Except as otherwise may be provided in this Article VI, distributions of a Participant's Account shall be made to the Participant (or the Participant's Beneficiary in the event of the Participant's death before all amounts are paid) in ten (10) annual installments, with the first installment to be paid in January of the year following the later of the Calendar Year in which the Participant retires or attains age 62, and with subsequent installments to be paid in each succeeding January until the Participant's Account shall be distributed in full."